EXHIBIT 23.2

                        CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-10759) of our reports dated March 12, 1996, except as to the information in the first paragraph of Note 11, for which the date is September 10, 1996 on our audits of the financial statements and financial statement schedule of Boston Biomedica, Inc. and Subsidiaries. We also consent to the references to our firm under the captions "Selected Consolidated Financial Data" and "Experts."


                                                   COOPERS & LYBRAND L.L.P.


Boston, Massachusetts
October 25, 1996